EXHIBIT 4.5

FIRST AMENDMENT TO WARRANT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the WARRANT AGREEMENT (the “Warrant Agreement”) dated as of March 20, 2008, between Raycliff Acquisition Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as Warrant Agent (the “Warrant Agent”), is dated as of May 7, 2008. Capitalized terms used herein which are not herein defined shall have the meaning ascribed thereto in the Warrant Agreement.

WHEREAS, the Company and the Warrant Agent are parties to that certain Warrant Agreement whereby the Warrant Agent and the Company agreed for the Warrant Agent to act on behalf of the Company in regards to the (i) 6,000,000 warrants to be offered in a private placement by the Company (the “Insider Warrants”), and (ii) up to 23,000,000 warrants to be offered pursuant to a registration statement filed by the Company with the Securities and Exchange Commission (the “Public Warrants” and together with the Insider Warrants, the “Warrants”), which in each case entitle the holders thereof to purchase shares of common stock of the Company, $0.0001 par value per share (“Common Stock,” and the Common Stock issuable on exercise of the Warrants, the “Warrant Shares”); and

WHEREAS, the Company and the Warrant Agent desire to make certain clarifying amendments and technical corrections to the Warrant Agreement as set forth herein, all in accordance with Section 18 of the Warrant Agreement.

NOW, THEREFORE, in consideration of the foregoing, the Company and the Warrant Agent hereby agree as follows:

1.	Amendment to Section 5. Section 5(a) of the Warrant Agreement is hereby amended by inserting the following language immediately following the word “removed” at the end of the paragraph:

“(provided that this condition (a) only applies in the case of Warrant Shares issued upon the exercise of any Public Warrants)”

2.	Amendments to Section 6.

(a) Section 6 of the Warrant Agreement is hereby amended by inserting the word “final” into subsection (A) of the paragraph describing the commencement of the Warrant Exercise Period, immediately preceding the word “prospectus.”

(b) Section 6(d) of the Warrant Agreement is hereby amended by deleting the fourth sentence of such section in its entirety and replacing such sentence with following:

“In no event shall the Company be required to issue unregistered shares upon the exercise of any Public Warrant or settle any Warrants on a net cash basis.”

3.	Warrant Certificate. The form of certificate evidencing the Warrants (the “Warrant Certificate”) attached as Exhibit A to the Agreement is hereby amended and restated in its entirety by the form of Warrant Certificate attached as Exhibit A hereto, and all references in the Agreement to the Warrant Certificate shall mean the Warrant Certificate as amended and restated hereby.

4.

Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State. The parties agree that all actions and proceedings arising out of this Amendment, or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and, in connection with any such action or proceeding, to submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of this Amendment or the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, as of the day and year first above written.

RAYCLIFF ACQUISITION CORP.

By:	/s/ Stefan Reyniak
Name:	Stefan Reyniak
Title:	Vice President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ John W. Comer, Jr.
Name:	John W. Comer, Jr.
Title:	Vice President

Signature Page to the First Amendment to the Warrant Purchase Agreement

EXHIBIT A

FORM OF WARRANT CERTIFICATE

Number	Warrants

THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO

5:00 P.M. NEW YORK CITY TIME,                     , 2012

RAYCLIFF ACQUISITION CORP.

Incorporated Under the Laws of the State of Delaware

CUSIP [                    ]

Warrant Certificate

This Warrant Certificate certifies that                         , or registered assigns, is the registered holder of                      warrants (as adjusted, the “Warrants”) to purchase shares of Common Stock, $0.0001 par value (the “Common Stock”), of Raycliff Acquisition Corp., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant Share”) as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement. The initial Exercise Price per share of Common Stock for any Warrant is equal to $7.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Warrants may be exercised only during the Warrant Exercise Period subject to the conditions set forth in the Warrant Agreement and to the extent not exercised by the end of such Warrant Exercise Period such Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth in this Warrant Certificate and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid until execution of the Warrant Agreement by the Company and the Warrant Agent. In addition, this Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement effective as of                         , 2008 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Warrants may be exercised at any time during the Warrant Exercise Period set forth in the Warrant Agreement. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” if permitted or required by the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the Act and (ii) a prospectus thereunder relating to the Warrant Shares is current. In no event shall the Company be required to issue unregistered shares upon the exercise of any Warrant, unless such Warrant is an Insider Warrant (as defined in the Warrant Agreement).

The Warrant Agreement provides that upon the occurrence of certain events the number of Warrant Shares set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company will, upon exercise, round up or down to the nearest whole number of shares of Common Stock to be issued to the Warrant holder.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

The Company may call the Warrants, other than the Insider Warrants held by the Sponsor or a Permitted Transferee, for redemption, in whole and not in part, at a price of $0.01 per Warrant, upon not less than 30 days prior written notice of redemption to each Warrant holder, at any time after such Warrants have become exercisable pursuant to Section 6(a) of the Warrant Agreement, if, and only if, (i) the Closing Price has equaled or exceeded $13.75 per share for any 20 trading days within a 30-trading-day period ending on the third Business Day prior to the notice of redemption to the Warrant holders and (ii) at all times between the date of such notice of redemption and the redemption date a registration statement is in effect covering the Warrant shares issuable upon exercise of the Warrants and a current prospectus relating to those Warrant shares is available. If the Company elects to call the Warrants for redemption, it may require all holders that wish to exercise Warrants to do so on a cashless basis as described in Section 6(c) of the Warrant Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Warrant Certificate as of the date hereof.

RAYCLIFF ACQUISITION CORP.

By:
Name:
Title:	President

By:
Name:
Title:	Secretary

Countersigned:
Dated:	,	2008
CONTINENTAL STOCK TRANSFER & TRUST COMPANY,
as Warrant Agent

By
Authorized Signatory

Election to Purchase

(To Be Executed Upon Exercise Of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive                      shares of Common Stock and herewith tenders payment for such shares to the order of Raycliff Acquisition Corp. in the amount of $                 in accordance with the terms hereof. The undersigned requests that a certificate for such shares be registered in the name of                             , whose address is                      and that such shares be delivered to                      whose address is                     . If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                     , whose address is                     , and that such Warrant Certificate be delivered to                     , whose address is                     .

In the event that the Warrant has been called for redemption by the Company pursuant to Section 6(b) of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6(b) of the Warrant Agreement, the number of shares that this Warrant is exercisable for shall be determined in accordance with Section 6(c) of the Warrant Agreement.

In the event that the Warrant is an Insider Warrant (as defined in the Warrant Agreement), this Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise pursuant to Section 6(c) of the Warrant Agreement, in which case (i) the number of shares that this Warrant is exercisable for would be determined in accordance with Section 6(c) of the Warrant Agreement and (ii) the holder hereof will complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of Section 6(c) of the Warrant Agreement, to receive                      shares of Common Stock. If said number of shares is less than all of the shares of Common Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of                     , whose address is                     , and that such Warrant Certificate be delivered to                     , whose address is                     .

Date:	,	20
(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).